                                                                    Exhibit 20.2

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of April 30, 2003
                      for Distribution Date of May 20, 2003

COLLECTIONS
                                                                                                        DOLLARS
Payments received                                                                                       43,737,097.34
             Plus/(Less):
                     Net Servicer Advances                                                                 238,889.18
                                                                                                        -------------
Total Funds Available for Distribution                                                                  43,975,986.52
                                                                                                        =============
DISTRIBUTIONS

             Servicing Fee                                                             1,323,515.00
             Trustee and Other Fees                                                        8,822.15
                                                                                       ------------


Total Fee Distribution                                                                                   1,332,337.15
             Note Interest Distribution Amount - Class A-1                230,240.39
             Note Interest Distribution Amount - Class A-2                391,250.00
             Note Interest Distribution Amount - Class A-3                551,483.33
             Note Interest Distribution Amount - Class A-4                643,900.00
                                                                       -------------
                                                                        1,816,873.72

             Note Principal Distribution Amount - Class A-1            40,382,541.27
             Note Principal Distribution Amount - Class A-2                     0.00
             Note Principal Distribution Amount - Class A-3                     0.00
             Note Principal Distribution Amount - Class A-4                     0.00
                                                                       -------------
                                                                       40,382,541.27

Total Class A Interest and Principal Distribution                                                       42,199,414.99

             Note Interest Distribution Amount - Class B-1                140,568.75
             Note Principal Distribution Amount - Class B-1                     0.00
                                                                       -------------
Total Class B Interest and Principal Distribution                                                          140,568.75

             Note Interest Distribution Amount - Class C-1                180,225.00
             Note Principal Distribution Amount - Class C-1                     0.00
                                                                       -------------
Total Class C Interest and Principal Distribution                                                          180,225.00

             Note Interest Distribution Amount - Class D-1                123,440.63
             Note Principal Distribution Amount - Class D-1                     0.00
                                                                       -------------
Total Class D Interest and Principal Distribution                                                          123,440.63
                                                                                                        -------------
Total Distributions                                                                                     43,975,986.52
                                                                                                        =============

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of April 30, 2003
                      for Distribution Date of May 20, 2003

PORTFOLIO DATA:
                                                                       # of loans
     Beginning Aggregate Principal Balance                                 81,889                                1,306,068,213.53

     Less:        Principal Payments                                            0       (16,832,650.33)
                  Full Prepayments                                         (1,231)      (16,511,875.87)
                  Partial Prepayments                                           0                 0.00
                  Liquidations                                               (137)       (2,149,374.29)
                                                                                        --------------
                                                                                                                   (35,493,900.49)
                                                                                                                 ----------------
     Ending Aggregate Principal Balance                                    80,521                                1,270,574,313.04
                                                                                                                 ================
Ending Outstanding Principal Balance of Notes                                                                    1,254,047,349.25
Overcollateralization Amount                                                                                        16,526,963.79
Overcollateralization Level                                                                                                  1.30%

OTHER RELATED INFORMATION:

Spread Account:

             Beginning Balance                                                            6,750,000.00
              Deposits                                                                            0.00
              Reductions                                                                          0.00
                                                                                        --------------
             Ending Balance                                                                                          6,750,000.00

             Beginning Initial Deposit                                                    6,750,000.00
              Repayments                                                                          0.00
                                                                                        --------------
             Ending Initial Deposit                                                                                  6,750,000.00

Modified Accounts:

             Principal Balance                                                                    0.00%                      0.00
             Scheduled Balance                                                                    0.00%                      0.00

Servicer Advances:

             Beginning Unreimbursed Advances                                                653,524.98
             Net Advances                                                                   238,889.18
                                                                                        --------------
                                                                                                                       892,414.16
Net Charge-Off Data:                                                   # of loans
             Charge-Offs                                                       83           585,340.37
             Recoveries                                                       (22)          (46,411.74)
                                                                                        --------------
             Net Charge-Offs                                                                                           538,928.63

Delinquencies (P&I):                                                   # of loans
             30-59 Days                                                       688         8,668,684.90
             60-89 Days                                                       157         2,010,303.35
             90-119 Days                                                        8           113,297.10
             120 days and over                                                  0                 0.00
Repossessions                                                                  35           360,460.27
Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
     of the Sale and Servicing Agreement)                                       0                                            0.00
Cumulative Charge-Off Percentage                                                                                             0.04%
WAC                                                                                                                       11.8159%
WAM                                                                                                                        61.230

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of April 30, 2003
                      for Distribution Date of May 20, 2003

                                             BEGINNING          NOTE QUARTERLY                       TOTAL
                    ORIGINAL                OUTSTANDING           PRINCIPAL         PRIOR           PRINCIPAL
                    PRINCIPAL                PRINCIPAL          DISTRIBUTABLE      PRINCIPAL     DISTRIBUTABLE
CLASSES             BALANCE                   BALANCE               AMOUNT         CARRYOVER         AMOUNT
-------             -------                   -------               ------         ---------         ------
  A-1             267,000,000.00          218,179,890.52        40,382,541.27        0.00        40,382,541.27
  A-2             313,000,000.00          313,000,000.00                 0.00        0.00                 0.00
  A-3             326,000,000.00          326,000,000.00                 0.00        0.00                 0.00
  A-4             282,000,000.00          282,000,000.00                 0.00        0.00                 0.00
  B-1              57,375,000.00           57,375,000.00                 0.00        0.00                 0.00
  C-1              60,750,000.00           60,750,000.00                 0.00        0.00                 0.00
  D-1              37,125,000.00           37,125,000.00                 0.00        0.00                 0.00
                ================        ================        =============        ====        =============
TOTAL           1,343,250,000.00        1,294,429,890.52        40,382,541.27        0.00        40,382,541.27

                                                     REMAINING                TOTAL
                 PRINCIPAL         CURRENT          OUTSTANDING             PRINCIPAL
                DISTRIBUTION      PRINCIPAL          PRINCIPAL            AND INTEREST
CLASSES            AMOUNT         CARRYOVER           BALANCE             DISTRIBUTION
-------            ------         ---------           -------             ------------
  A-1           40,382,541.27        0.00          177,797,349.25        40,612,781.66
  A-2                    0.00        0.00          313,000,000.00           391,250.00
  A-3                    0.00        0.00          326,000,000.00           551,483.33
  A-4                    0.00        0.00          282,000,000.00           643,900.00
  B-1                    0.00        0.00           57,375,000.00           140,568.75
  C-1                    0.00        0.00           60,750,000.00           180,225.00
  D-1                    0.00        0.00           37,125,000.00           123,440.63
                =============        ====        ================        =============
TOTAL           40,382,541.27        0.00        1,254,047,349.25        42,643,649.37



                         NOTE QUARTERLY                    TOTAL
                            INTEREST        PRIOR         INTEREST        INTEREST        CURRENT
  NOTE      INTEREST     DISTRIBUTABLE    INTEREST      DISTRIBUTABLE   DISTRIBUTION      INTEREST
CLASSES       RATE           AMOUNT       CARRYOVER        AMOUNT          AMOUNT        CARRYOVER
-------       ----           ------       ---------        ------          ------        ---------
  A-1       1.31000%       230,240.39       0.00          230,240.39     230,240.39         0.00
  A-2       1.50000%       391,250.00       0.00          391,250.00     391,250.00         0.00
  A-3       2.03000%       551,483.33       0.00          551,483.33     551,483.33         0.00
  A-4       2.74000%       643,900.00       0.00          643,900.00     643,900.00         0.00
  B-1       2.94000%       140,568.75       0.00          140,568.75     140,568.75         0.00
  C-1       3.56000%       180,225.00       0.00          180,225.00     180,225.00         0.00
  D-1       3.99000%       123,440.63       0.00          123,440.63     123,440.63         0.00
           ========       ============      ====        ============   ============         ====
 TOTAL                    2,261,108.10      0.00        2,261,108.10   2,261,108.10         0.00

                 DEFICIENCY            POLICY
                    CLAIM               CLAIM
                   AMOUNT              AMOUNT
                   ------              ------
                   0.00                  0.00
                   0.00                  0.00
                   0.00                  0.00
                   0.00                  0.00
                   0.00                  0.00
                   0.00                  0.00
                   0.00                  0.00
 ======================          ============
        Note Percentage            100.000000%
 Certificate Percentage              0.000000%

                        WFS FINANCIAL 2003-1 OWNER TRUST
                              Officer's Certificate
                for Master Service Report Date of April 30, 2003
                      for Distribution Date of May 20, 2003


Detailed Reporting
          See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of April 30, 2003 and were performed in conformity with the Sale and Servicing Agreement dated February 1, 2003.




                                        ----------------------------------------
                                        Susan Tyner
                                        Vice President
                                        Assistant Controller


                                        ----------------------------------------
                                        Mark Olson
                                        Senior Vice President
                                        Controller